Exhibit 99.23(a)(ii)


                          HERITAGE INCOME-GROWTH TRUST

                         WRITTEN INSTRUMENT AMENDING THE
                          TRUST'S DECLARATION OF TRUST

         I, Richard K. Riess, a Trustee and the President of Heritage Income-Growth Trust (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts pursuant to a Declaration of Trust dated July 25, 1986 (the "Declaration of Trust"), do hereby certify that the Trust's Board of Trustees on February 26, 2001, unanimously authorized the amendment of the Declaration of Trust, pursuant to Article XII, Section 7 thereof, effective July 2, 2001, as follows:

         1. The name of the Trust be amended to "Heritage Growth and Income Trust."

         2. Article I, Section 1 of the Declaration of Trust be amended in its entirety to read as follows:

                  NAME


                       Section 1. This Trust shall be known as the "Heritage Growth and Income Trust" and the Trustee(s) shall conduct the business of the Trust under the name or any other name as they may from time to time determine.

         3. Article I, Section 2(b) of the Declaration of Trust be amended in its entirety to read as follows:



                       (b)    The "Trust"  refers to Heritage  Growth and Income
                              Trust.

         IN WITNESS WHEREOF AND UNDER PENALTIES OF PERJURY, the undersigned swears that the foregoing is his free act and deed and he has set his hand hereunder on this 25th day of June 2001.

                                       /s/ Richard K. Riess
                                       -----------------------------------
                                       Richard K. Riess
                                       Trustee and President

[Notary]

State of Florida
County of Pinellas

This instrument was acknowledged before me on 6/25/01 by Richard K. Riess as Trustee and President of Heritage Income-Growth Trust.

                                       /s/ Deborah A. Malina
                                       Deborah A. Malina
                                       My commission expires: April 13, 2004